UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to Section 240.14a-12

Whitestone REIT
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 21, 2021, Whitestone REIT (the “Company”) entered into the First Amendment to Rights Agreement (the “Amendment”) with American Stock Transfer and Trust, LLC, as rights agent (the “Rights Agent”). The Amendment amends the Rights Agreement (the “Rights Agreement”), dated as of May 14, 2020, by and between the Company and the Rights Agent, solely to extend the expiration date of the rights under the Rights Agreement from the close of business on May 13, 2021 to the close of business on May 13, 2022, unless earlier exercised, exchanged, amended, redeemed, or terminated.

The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.